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                                    EXHIBIT 1


                         AGREEMENT AS TO JOINT FILING OF
                         AMENDMENT NO. 2 TO SCHEDULE 13G


      Each of the undersigned hereby affirms that he or it is individually eligible to use Schedule 13G and agrees that this Amendment No. 2 to Schedule 13G is filed on his or its behalf.

                                                           February 12, 2000


                                              /s/ Allan W. Fulkerson
                                            ------------------------------
                                                  Allan W. Fulkerson


                                         CCP CAPITAL, INC.



                                         By:  /s/ Allan W. Fulkerson
                                            ------------------------------
                                                  Allan W. Fulkerson
                                                  President


                                         CENTURY CAPITAL MANAGEMENT, INC.


                                         By:  /s/ Allan W. Fulkerson
                                            ------------------------------
                                                  Allan W. Fulkerson
                                                  President

                                         CCP CAPITAL II, LLC



                                         By:  /s/ Allan W. Fulkerson
                                            ------------------------------
                                                  Allan W. Fulkerson
                                                  Managing Member